EXHIBIT 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	First Quarter Ended
(Unaudited, amounts in thousands, except per share data)	7/27/13	7/28/12
Sales	$318,913	$301,501
Cost of sales	215,627	211,889
Gross profit	103,286	89,612
Selling, general and administrative expense	88,464	81,986
Operating income	14,822	7,626
Interest expense	136	173
Interest income	180	121
Other income (expense), net	536	(121)
Income before income taxes	15,402	7,453
Income tax expense	5,467	2,758
Net income	9,935	4,695
Net income attributable to noncontrolling interests	(345)	(297)
Net income attributable to La-Z-Boy Incorporated	$9,590	$4,398

Basic weighted average shares outstanding	52,343	52,193
Basic net income attributable to La-Z-Boy Incorporated per share	$0.18	$0.08

Diluted weighted average shares outstanding	53,051	53,040
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.18	$0.08

Dividends declared per share	$0.04	—

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	7/27/13	4/27/13
Current assets
Cash and equivalents	$139,500	$131,085
Restricted cash	12,693	12,686
Receivables, net of allowance of $19,944 at 7/27/13 and $21,607 at 4/27/13	139,186	160,005
Inventories, net	158,031	146,343
Deferred income taxes – current	20,414	20,640
Other current assets	27,125	30,121
Total current assets	496,949	500,880
Property, plant and equipment, net	113,254	118,060
Goodwill	12,837	12,837
Other intangible assets	4,838	4,838
Deferred income taxes – long-term	29,759	30,572
Other long-term assets, net	56,369	53,184
Total assets	$714,006	$720,371

Current liabilities
Current portion of long-term debt	$7,564	$513
Accounts payable	52,449	50,542
Accrued expenses and other current liabilities	84,406	99,108
Total current liabilities	144,419	150,163
Long-term debt	393	7,576
Other long-term liabilities	74,608	70,664
Contingencies and commitments	—	—
Shareholders’ equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1 par value – 150,000 authorized; 52,489 outstanding at 7/27/13 and 52,392 outstanding at 4/27/13	52,489	52,392
Capital in excess of par value	247,738	241,888
Retained earnings	223,333	226,044
Accumulated other comprehensive loss	(35,745)	(35,496)
Total La-Z-Boy Incorporated shareholders' equity	487,815	484,828
Noncontrolling interests	6,771	7,140
Total equity	494,586	491,968
Total liabilities and equity	$714,006	$720,371

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Quarter Ended
(Unaudited, amounts in thousands)	7/27/13	7/28/12
Cash flows from operating activities
Net income	$9,935	$4,695
Adjustments to reconcile net income to cash provided by (used for) operating activities
Deferred income tax expense (benefit)	700	(180)
Provision for doubtful accounts	(1,245)	669
Depreciation and amortization	5,847	5,486
Stock-based compensation expense	3,193	3,619
Pension plan contributions	—	(1,160)
Change in receivables	21,812	19,657
Change in inventories	(11,688)	(23,273)
Change in other assets	(1,193)	(2,906)
Change in payables	1,907	(4,546)
Change in other liabilities	(16,248)	(17,407)
Net cash provided by (used for) operating activities	13,020	(15,346)

Cash flows from investing activities
Proceeds from disposal of assets	2,078	922
Capital expenditures	(3,216)	(5,235)
Purchases of investments	(6,432)	(10,783)
Proceeds from sales of investments	8,558	2,198
Change in restricted cash	(6)	(6,931)
Net cash provided by (used for) investing activities	982	(19,829)

Cash flows from financing activities
Payments on debt	(132)	(2,121)
Stock issued for stock and employee benefit plans	763	654
Excess tax benefit on stock option exercises	3,277	873
Purchases of common stock	(7,071)	(4,012)
Dividends paid	(2,110)	—
Net cash used for financing activities	(5,273)	(4,606)

Effect of exchange rate changes on cash and equivalents	(314)	(25)
Change in cash and equivalents	8,415	(39,806)
Cash and equivalents at beginning of period	131,085	152,370
Cash and equivalents at end of period	$139,500	$112,564

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Quarter Ended
(Unaudited, amounts in thousands)	7/27/13	7/28/12
Sales
Upholstery segment:
Sales to external customers	$224,352	$210,363
Intersegment sales	30,522	27,804
Upholstery segment sales	254,874	238,167
Casegoods segment:
Sales to external customers	27,276	33,317
Intersegment sales	2,160	1,292
Casegoods segment sales	29,436	34,609
Retail segment sales	66,274	57,119
Corporate and Other	1,011	702
Eliminations	(32,682)	(29,096)
Consolidated sales	$318,913	$301,501

Operating Income (Loss)
Upholstery segment	$22,236	$15,578
Casegoods segment	557	1,279
Retail segment	1,926	(1,988)
Corporate and Other	(9,897)	(7,243)
Consolidated operating income	$14,822	$7,626